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                                                                    EXHIBIT 10.8
                                                                    ------------


                          STOCK RESTRICTION AGREEMENT
                          ---------------------------

     AGREEMENT made this 22nd day of May, 1998, between eDOCS, INC., a Delaware corporation (the "Company") and ________________ (the "Employee").

     WHEREAS, the Company and the Employee desire to impose certain restrictions on transfer and rights to repurchase with respect to shares of common stock of the Company owned by the Employee as hereinafter set forth;

     NOW, THEREFORE, for valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

     1. Shares. The Company has issued to the Employee and the Employee is the holder and owner of, subject to terms and conditions of this Agreement, shares (the "Shares") of Common Stock, $.001 par value, of the Company
---------
(the "Common Stock), which were issued at a purchase price of $.05 per share. The Employee agrees that the Shares shall be subject to the Purchase Option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

     2.  Purchase Option.
         ---------------

         (a) In the event that the Employee ceases to be employed by the Company for any reason or no reason, with or without cause, prior to May 22, 2001 the Company shall have the right and option (the "Purchase Option") to purchase from the Employee, for a sum of $.05 per share (the "Option Price"), up to that percentage of the Shares as is set forth in the second column of the table set forth below opposite the period in which the Employee ceases to be so employed.


                                                Percentage of Shares Subject to
If Cessation of Employment Occurs:                    the Purchase Option
---------------------------------                     -------------------
Before June 22, 1998                                          75%

     Thereafter on and after the 22nd day of each successive month, the number of Shares subject to the Purchase Option shall decrease by 2.08% for the next thirty five (35) months and 2.2% on the thirty sixth (36th) month thereafter.

         (b) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

         (c) In the event of a "Change of Control Transaction," as defined below, (i) the term of the Purchase Option shall be shortened by 12 months (unless the term of the Purchase Option shall at the date of the Change in Control of the Company be less than 12 months, in which case such term shall expire) and (ii) the number of Shares then subject to the Purchase Option shall decrease by
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     _______ Shares (unless the number of Shares subject to the Purchase Option is less than _______ Shares, in which case no Shares shall remain subject to the Purchase Option).

         (d) For purposes hereof, the term "Change of Control Transaction" means any merger, consolidation, sale of all or substantially all of the assets of the Company or any sale or issuance of stock, in a single or related series of transactions, where the number of shares of voting stock outstanding immediately before the effective date of such Change of Control Transaction are converted into, exchanged for or represent less than fifty (50%) percent of the voting stock of the surviving or resulting company immediately after such Change of Control Transaction, provided that the initial equity financing round by the Company involving the issuance of Series A Convertible Preferred Stock (the "Series A Financing") and any subsequent round of equity financing, in which investors in the Series A Financing participate shall not be deemed a Change of Control Transaction.

         (e) In the event that the Employee's termination is due to a reason that does not constitute cause, then a Joint Committee (as defined below) may, but without any legally binding obligation to do so, determine to recommend to the Board of Directors of the Company that it reduce the percentage of Shares subject to the Purchase Option. The Joint Committee shall consist of one (1) representative of the holders of Series A Convertible Preferred Stock and two (2) representatives of the founders of the Company, Kevin E. Laracey, Kris Canekeratne or James Moran (whomever is not the Employee hereunder).

     3.  Exercise of Purchase Option and Closing.
         ---------------------------------------

         (a) The Company may exercise the Purchase Option by delivering or mailing to the Employee (or his estate), in accordance with Section 12, within 60 days after the termination of the employment of the Employee with the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 60-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 60-day period.

         (b) The sale of the Shares to be sold to the Company pursuant to this
     Section 3 shall be made at the principal executive office of the Company on the 15th day following the date of the Company's written election to purchase (or if such 15th day is not a business day, then on the next succeeding business day). Such sale shall be effected by delivery to the Company of (i) a certificate or certificates evidencing the Shares to be purchased by it, and (ii) stock assignments therefor endorsed by the Employee for transfer to the Company, against payment
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                                      -3-

     by the Company to the Employee of the aggregate Option Price for such Shares to be purchased by the Company.

         (c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Employee on account of such Shares nor permit the Employee to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

         (d) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Employee to the Company or in cash (by check) or both.

         (e) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

         (f) If the Employee becomes obligated to sell Shares to the Company under this Agreement and fails to deliver such Shares to the Company in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, send to the Employee by registered mail, return receipt requested, the Option Price. Thereupon, the Company, upon written notice to the Employee, (i) shall cancel on its books the certificate or certificates representing the Shares to be sold; and (ii) shall issue, in lieu thereof, a new certificate or certificates in the name of the Company representing such Shares which may remain; and thereupon all of the Employee's rights in and to such Shares shall terminate.

     4.  Restrictions on Transfer.
         ------------------------

         (a) Except as otherwise provided in subsection (c) below, the Employee shall not, during the term of the Purchase Option, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer"), any of the Shares, or any interest herein, unless and until such Shares are no longer subject to the Purchase Option.

         (b) If requested by the Company and the managing underwriter in conjunction with a public offering of the Company's securities, the Employee agrees to enter into a lock-up agreement pursuant to which the Employee will not, from the date of such lock-up agreement and through a period of no more than 180 days following the effective date of the first registration statement for a public offering of the Company's securities, and for a period of no more than 90 days following the effective date of any subsequent registration statement, sell, assign,
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                                      -4-

     transfer, pledge, hypothecate, mortgage or otherwise dispose of, by gift or otherwise, or in any way encumber, any of the Shares owned by the Employee, except as otherwise provided in subsection (c) below. Notwithstanding the foregoing, the Employee shall not be required to enter into such lock-up agreement with respect to a public offering unless all of the directors and executive officers of the Company agree in connection with such public offering to enter into lock-up agreements in substantially the same form, and for the same period, as those requested of the Employee.

         (c) Notwithstanding the foregoing, subject to the restrictions on transfer set forth in any Stockholders Agreement to which the Employee is a party, the Employee may transfer any or all of his Shares (a) by way of gift to any member of his family (i.e., spouse, sibling, child (natural or adopted), or any other lineal ancestor or descendant) or to any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are wholly owned by, any such family member of the Employee (each, a "Permitted Transferee"), or (b) by will or the laws of descent and distribution to or for the benefit of a Permitted Transferee, provided that any such Permitted Transferee, as a condition to such transfer, shall execute an Instrument of Adherence in the form of Exhibit B hereto, agreeing to be bound by the terms of this Agreement to the same extent as if such Permitted Transferee were the Employee.

     5.  Effect of Prohibited Transfer.  The Company shall not be required (a)
         -----------------------------
to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

     6.  Restrictive Legend.  All certificates representing Shares shall have
         ------------------
affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

         "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

     7.  Adjustments for Stock Splits, Stock Dividends, etc.
         ---------------------------------------------------

         (a) If from time to time during the term of the Purchase Option there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional
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                                      -5-

     securities to which the Employee is entitled by reason of his ownership of the Shares shall be immediately subject to the Purchase Option, the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Shares, and the Option Price shall be appropriately adjusted.

         (b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger or consolidation of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company's successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

     8.  Severability.  The invalidity or unenforceability of any provision of
         ------------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

     9.  Waiver.  Any provision contained in this Agreement may be waived,
         ------
either generally or in any particular instance, by the Board of Directors of the Company.

     10. Binding Effect.  This Agreement shall be binding upon and inure to the
         --------------
benefit of the Company and the Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

     11. No Rights To Employment.  Nothing contained in this Agreement shall be
         -----------------------
construed as giving the Employee any right to be retained, in any position, as an employee of the Company.

     12. Notice.  All notices required or permitted hereunder shall be in
         ------
writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12.

     13. Pronouns.  Whenever the context may require, any pronouns used in this
         --------
Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

     14. Entire Agreement.  This Agreement constitutes the entire agreement
         ----------------
between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
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     15. Amendment.  This Agreement may be amended or modified only by a
         ---------
written instrument executed by both the Company and the Employee.



                     [This Space Intentionally Left Blank.]
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     16.  Governing Law.  This Agreement shall be construed, interpreted and
          -------------
enforced in accordance with the laws of The Commonwealth of Massachusetts without regard to conflicts of laws principles.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              eDOCS, INC.


                              By:
                                  ----------------------
                                  Title:

                              Address:
                                      ------------------

                                      ------------------

                              EMPLOYEE:


                              By:
                                  ---------------------


                              Address:
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